September 5, 2008

Edgewater Foods International, Inc.
Board of Directors
400 Professional Drive, Suite 310
Gaithersburg, Maryland 20878

Dear EDWT Board of Directors:

This letter shall confirm the fact that I am resigning as a Director and Chairman of the Compensation Committee of Edgewater Foods International, Inc. effective immediately.

I have enjoyed working with all of you and wish Edgewater the best of luck and much success in the future.  Should you require anything further from me, please feel free to contact me at any time.  Thank you.

Sincerely,

___________________________
Ian Fraser, Director